UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 28, 2022

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39317	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2022, the Human Capital and Compensation Committee (the “Committee”) of the Board of Directors of ON Semiconductor Corporation (“onsemi”) reviewed and approved the attainment by onsemi and its applicable employees of the performance metrics under onsemi’s previously-disclosed 2021 short-term cash incentive program (the “Bonus Program”). As a result of onsemi’s record financial results for fiscal year 2021 and the Committee’s commitment to a pay-for-performance philosophy, the Committee determined to exercise its discretion to allocate an additional 20% achievement to the individual goal achievement percentage for each employee who participates in the Bonus Program under the formula for the Bonus Program (as previously disclosed in onsemi’s proxy statement in respect of its 2021 Annual Meeting of Stockholders). As a result, the individual goal achievement attainment levels were 170% for each of Hassane El-Khoury, Thad Trent and Simon Keeton and 165% for Vince Hopkin, in each case, subject to the attainment results not materially changing prior to the filing of onsemi’s Annual Report on Form 10-K for fiscal year 2021. Any bonus amounts resulting from this additional individual goal achievement attainment level allocation would be payable in July 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: February 3, 2022	By:	/s/ Thad Trent
Thad Trent Executive Vice President, Chief Financial Officer and Treasurer